Exhibit 99.1

Investor Relations:	Public Relations:
John J. Hanlon	Steve Gabriel
Synplicity, Inc.	Porter Novelli
408/215-6000	408/369-4600 x627
ir@synplicity.com	steve.gabriel@porternovelli.com

SYNPLICITY TO FOCUS ON FPGA AND VERIFICATION MARKETS

SUNNYVALE, Calif., March 30, 2006 — Synplicity, Inc. (Nasdaq: SYNP), a leading supplier of software for the design and verification of semiconductors, today announced a plan to re-focus its R&D investment and headcount on its strategic growth opportunities in FPGA implementation and ASIC verification.

“LSI Logic’s recent decision to withdraw their RapidChip platform ASIC product from the market prompted a reassessment of the market opportunity associated with our investments in the ASIC product line,” said Gary Meyers, Synplicity’s CEO and President. “The impact of their withdrawal delays the estimated time at which our ASIC software business could become profitable. While we continue to see growth potential in the structured ASIC market, we see a greater return in our FPGA implementation, ESL synthesis for DSP, and ASIC verification products,” continued Meyers. “Our decision then, is to withdraw from the cell-based and structured ASIC markets while we continue to support our existing customers and honor our ongoing obligations with Fujitsu Microelectronics, LSI Logic and NEC Electronics. About half of our ASIC R&D team will be re-deployed to other exciting growth opportunities.”

“We have an outstanding ASIC development team, and with their new focus on products such as Synplify Premier, Certify and Synplify DSP, we can accelerate our lead in these key growth markets,” Meyers concluded.

The plan to exit the ASIC markets includes a workforce reduction of approximately 8 percent, concentrated in the Company’s Sunnyvale facility. The reduction in force is estimated to reduce the Company’s annual personnel-related expenses by approximately $4.5 million per year. Severance costs and the impairment of capitalized software development costs are estimated to result in a charge to the Company of approximately $900 thousand in the March 2006 quarter. The Company will discuss this decision in more detail and will provide updated 2006 financial guidance during its upcoming Q1 2006 earnings conference call.

About Synplicity

Synplicity® Inc. (Nasdaq: SYNP) is a leading supplier of innovative software solutions that enable the rapid and effective design of Programmable Logic Devices (FPGAs, PLDs and CPLDs) that serve a wide range of communications, military/aerospace, consumer, semiconductor, computer, and other electronic systems markets. Synplicity’s tools provide outstanding performance, cost and time-to-market benefits by simplifying, improving and automating key design planning, logic synthesis, physical synthesis and verification functions for FPGA, FPGA-based ASIC prototyping, and DSP designers. Synplicity is the number one supplier of FPGA synthesis solutions and has been rated #1 in customer satisfaction in 2004 and 2005 in EE Times’ Annual FPGA Customer Survey. Synplicity products support industry-standard design languages (VHDL and Verilog) and run on popular platforms. The company operates in over 20 facilities worldwide and is headquartered in Sunnyvale, California. For more information visit http://www.synplicity.com.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Synplicity’s growth, market performance, standard of its products and operating results. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Synplicity’s actual financial results, levels of activity, performance, achievements or market position to differ materially from those expressed or implied by the forward-looking statements. In some cases, you will be able to identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue”, “can” or the negative of these terms or other comparable terminology. Forward-looking statements are only predictions and actual events or results may differ materially. Synplicity cannot provide any assurance that its future results will meet expectations. For additional information and considerations regarding the risks faced by Synplicity, see its annual report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time. Although Synplicity believes that the expectations reflected in the forward-looking statements are reasonable, Synplicity cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Synplicity nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Synplicity disclaims any obligation to update information contained in any forward-looking statement.

###

Synplicity, Synplify and Certify are registered trademarks of Synplicity, Inc. All other brands or products are the trademarks or registered trademarks of their owners.